As filed with the Securities and Exchange Commission on July 2, 2015

Registration No. 333-202896

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ALAMOS GOLD INC.

(Exact name of registrant as specified in charter)

Ontario, Canada	Not applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Brookfield Place, 181 Bay Street

Suite 330, P.O. Box 770

Toronto, Ontario M5J 2T3

(416) 369-2300

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Torys LLP

1114 Avenue of the Americas

23rd Floor

New York, NY 10036

(212) 880-6000

(Name, address, and telephone number, including area code, of agent for service)

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☒.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement Form F-3 (File No. 333-202896), as amended (the “Registration Statement”) pertaining to the issuance of up to 675,000 common shares of Alamos Gold Inc., under a dividend reinvestment plan, up to a total aggregate amount of $3,901,500.

On July 2, 2015, Alamos and AuRico Gold Inc. amalgamated by way of statutory arrangement (the “Arrangement”) under the Business Corporations Act (Ontario) (“OBCA”). All of the common shares of Alamos prior to such date were exchanged for Class A Shares of the amalgamated entity, which will operate under the name “Alamos Gold Inc.”

As a result of the Arrangement, Alamos has terminated the offering of its common shares pursuant to the Registration Statement. In accordance with undertakings made by Alamos in the Registration Statement to remove from registration, by means of post-effective amendments, any of its common shares that remain unsold at the termination of the offering, Alamos hereby removes from registration, by means of this post-effective amendment, any and all securities registered but unsold under this Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of New York, State of New York, on July 2, 2015.

ALAMOS GOLD INC..

By:	/s/ James R. Porter

Name:	James R. Porter
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities indicated and on the dates indicated.

Principal Executive Officer:

By:	/s/ John McLuskey
Name:	John McLuskey
Title:	President and Chief Financial Officer
Date:	July 2, 2015

Principal Financial and Accounting Officer:

By:	/s/ James R. Porter
Name:	James R. Porter
Title:	Chief Financial Officer
Date:	July 2, 2015

Directors:

By:	/s/ Alan Edwards
Name:	Alan Edwards
Date:	July 2, 2015

By:	/s/ Mark Daniel
Name:	Mark Daniel
Date:	July 2, 2015

By:	/s/ Patrick Downey
Name:	Patrick Downey
Date:	July 2, 2015

By:	/s/ David Fleck
Name:	David Fleck
Date:	July 2, 2015

By:	/s/ David Gower
Name:	David Gower
Date:	July 2, 2015

By:	/s/ John McLuskey
Name:	John McLuskey
Date:	July 2, 2015

By:	/s/ Paul Murphy

Name:	Paul Murphy
Date:	July 2, 2015

By:	/s/ Scott Perry
Name:	Scott Perry
Date:	July 2, 2015

By:	/s/ Ronald Smith
Name:	Ronald Smith
Date:	July 2, 2015
By:	/s/ Kenneth Stowe
Name:	Kenneth Stowe
Date:	July 2, 2015

Authorized Representative in the United States:

/s/ James R. Porter
Name:	James R. Porter
Title:	Chief Financial Officer
Date:	July 2, 2015